UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2007

TOUSA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

A copy of the press release of TOUSA, Inc. dated November 14, 2007 announcing the Company's results for the quarter ended September 30, 2007 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On July 31, 2007, TOUSA, Inc. as Administrative Borrower (the "Company"), together with certain of its subsidiaries, in connection with its previously announced entry into a Second Amended and Restated Revolving Credit Agreement, a First Lien Term Loan Credit Agreement and a Second Lien Term Loan Credit Agreement, all dated as of July 31, 2007, acknowledged an Intercreditor Agreement with Citicorp North America, Inc. as agent for the lenders under each of the Revolving, First Lien Term Loan and Second Lien Term Loan Credit Agreements providing for, among other things, the rights of the lenders with respect to, among other things, the priority of liens on the collateral securing said loans and certain other rights, priorities and interests. Said description does not purport to be complete and reference is made to the full text of the Intercreditor Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits.

99.1 - A copy of the press release of TOUSA, Inc. dated November 14, 2007 announcing the Company's results for the quarter ended September 30, 2007.

99.2 - Intercreditor Agreement among Citicorp North America, Inc., and itself in its capacity as agents for the lenders, dated July 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.

November 19, 2007	By:	/s/ Stephen M. Wagman

Name: Stephen M. Wagman
Title: Executive Vice-President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 14, 2007, for TOUSA, Inc.
99.2	Intercreditor Agreement among Citicorp North America, Inc., and itself in its capacity as agents for the lenders, dated July 31, 2007